Exhibit 2.3

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

ARTICLES OF MERGER

Between

Hudson Capital Merger Sub I Inc.

(as the surviving company)

and

Hudson Capital, Inc.

(as the merging company)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

ARTICLES OF MERGER

These Articles of Merger are made on _____________ 2021.

Between:

(1)	Hudson Capital Merger Sub I Inc. a corporation organised and existing under the laws of the State of Delaware with registered number 3622611 (the “Surviving Company”); and

(2)	Hudson Capital, Inc. a company registered in the British Virgin Islands with registered number 774536 (the “Merging Company” and together with the Surviving Company, the “Constituent Companies”).

Whereas the Merging Company is a subsidiary of the Surviving Company, the directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to the provisions of section 172 of the BVI Business Companies Act, as amended (the “Act”), the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company (the “Merger”).

Now therefore these Articles of Merger provides as follows:

1	For the purposes of section 172(5) of the Act:

	(a)	Each Constituent Company hereby adopts the Plan of Merger, a copy of which is annexed hereto as the Annex, to the intent that the Merger shall be effective on the date these Articles of Merger are registered by the Registrar of Corporate Affairs in the British Virgin Islands (the “Effective Date”).

	(b)	The constitutional document of the Surviving Company (being a certificate of formation) was filed with Secretary of State of the State of Delaware on the September 9, 2020.

	(c)	The Memorandum and Articles of Association of the Merging Company were first registered on by the Registrar of Corporate Affairs on 28 September 2015 and were most recently amended and restated on 26 October 2020.

	(d)	The Merger and Plan of Merger were approved by the directors of the Surviving Company on _______, 2021.

	(e)	The Merger and Plan of Merger were approved by the directors of the Merging Company on _______, 2021.

2	Each of the Constituent Companies has complied with all the provisions of the laws of the British Virgin Islands to enable them to merge on the Effective Date.

3	The name of the Surviving Company upon the consummation and effectiveness of this Merger shall be Freight Technologies, Inc.

4	These Articles of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

5	These Articles of Merger may be executed in counterparts.

In witness whereof the parties hereto have caused the Articles of Merger to be executed on the day and year first above written.

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Hudson Capital Merger Sub I Inc.	)

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Hudson Capital, Inc.	)

Annex

Plan of Merger